Exhibit 10.41

SCHEDULE OF EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF OFFICER'S EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.40
NAME
Judith L. Bacchus
Robert J. Clemens
Peter Dragich
Jeswant Gill